UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2018

Alder BioPharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36431	90-0134860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11804 North Creek Parkway South Bothell, WA		98011
(Address of principal executive offices)		(Zip Code)

(425) 205-2900

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2018, Alder BioPharmaceuticals, Inc. (“Alder”) announced the appointment of Erin Lavelle as Alder’s Chief Operating Officer, effective April 16, 2018.

Pursuant to the terms of an offer letter dated March 18, 2018 (the “Offer Letter”), Ms. Lavelle will receive an annual base salary of $400,000 and is eligible to receive a bonus of up to 40% of her annual base salary. Alder will reimburse Ms. Lavelle for certain relocation expenses incurred through December 31, 2018. If Ms. Lavelle voluntarily terminates her employment within 12 months of her start date with Alder, she will be required to reimburse Alder for 100% of the relocation expenses reimbursed to her or paid on her behalf (including any tax gross-up). If Ms. Lavelle voluntarily terminates her employment after 12 months and before 24 months of her start date with Alder, she will be required to reimburse Alder for 50% of the relocation expenses reimbursed to her or paid on her behalf. Additionally, Ms. Lavelle will be granted an option to purchase 300,000 shares of common stock.

From October 2017 to March 2018, Ms. Lavelle, 40, served as the General Manager of the Taiwan affiliate of Amgen Inc., where she was responsible for managing a portfolio of six commercialized products and leading a team of 80 cross-functional colleagues. From June 2016 to September 2017, Ms. Lavelle served as Executive Director, Japan and Asia-Pacific Commercial Excellence and Digital Health, at Amgen, where she was responsible for building the brand strategy, business analytics and digital health teams in the Japan and Asia-Pacific regions. From July 2003 to June 2016, Ms. Lavelle served in roles of increasing responsibility at Amgen, including as Amgen’s Executive Director in the areas of Global Marketing; Global Commercial Finance; and Strategy and Corporate Development. Ms. Lavelle began her career in 1998 as an investment banker in the healthcare group at Merrill Lynch & Co. Ms. Lavelle holds a Bachelor of Arts in Economics from Yale University.

The foregoing summary of the Offer Letter is not intended to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alder BioPharmaceuticals, Inc.

Dated: April 16, 2018
	By:	/s/ James B. Bucher
James B. Bucher
Senior Vice President and General Counsel